Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of USG Corporation (the “Corporation”) of our report dated February 10, 2015, relating to the consolidated financial statements of USG Boral Building Products Pte. Limited for the period January 14, 2014 (date of incorporation) to June 30, 2014, appearing in the Annual Report on Form 10-K of the Corporation for the year ended December 31, 2015.

/s/ Deloitte
Deloitte
AF 0080
Chartered Accountants
Kuala Lumpur, Malaysia
May 12, 2016